UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 13, 2018 (September 12, 2018)

Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

On September 12, 2018, the United States District Court for the District of Nevada (the “District Court”) granted Rimini Street, Inc.’s (the “Company’s”) motion for a temporary stay of the injunction issued in Oracle v. Rimini Street on August 16, 2018, for a period of up to 60 days, or until November 11, 2018, to allow the Company to seek a stay with the Ninth Circuit Court of Appeals (the “Ninth Circuit”).

Further, the District Court found that “Oracle is unlikely to be harmed by a stay at this time as Oracle has not established that it suffered any harm after the Ninth Circuit granted a stay of the previous injunction back in 2016.” The previous injunction was stayed and ultimately vacated by the Ninth Circuit.

The District Court denied the Company’s concurrent motion for a stay pending appeal of the August 2018 injunction, noting that a stay pending appeal is an “extraordinary remedy.”

The Company’s appeal of the August 2018 injunction is currently pending before the Ninth Circuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: September 13, 2018	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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